Exhibit 10.2

AMENDED AND RESTATED PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials
$10,000,000.00	10-23-2008	01-01-2011	1001234	4A/415		JJP

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.  Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Advanced Life Sciences, Inc.	Lender:	The Leaders Bank
	1440 Davey Road		2001 York Road, Suite 150
	Woodridge, IL 60517		Oak Brook, IL 60523

Principal Amount: $10,000,000.00	Interest Rate: 8.50%	Date of Note: October 23, 2008

RECITALS

This Amended and Restated Promissory Note amends and restates in its entirety that certain Promissory Note, dated January 31, 2008, made by Advanced Life Sciences, Inc. (“Borrower”) in favor of The Leaders Bank (“Lender”), in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (“Original Note”), which Original Note was executed and delivered by Borrower to Lender pursuant to that that certain Business Loan Agreement, dated April 18, 2006, by and between Borrower and Lender (the “Original Loan Agreement”).  The Original Loan Agreement is being amended and restated by that certain Amended and Restated Loan Agreement, dated as of even date herewith (the “Amended Loan Agreement”).  Capitalized words not otherwise defined herein shall have the meaning ascribed to them in the Amended Loan Agreement.

AGREEMENT

PROMISE TO PAY.  Borrower promises to pay Lender, or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each Advance.  Interest shall be calculated from the date of each Advance until repayment of each Advance.

PAYMENT.  Borrower shall pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 1, 2011.  Until an Event of Default, interest shall accrue on all amounts owned hereunder at the rate of 8.50% per annum.  Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning December 1, 2008, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal, then to any unpaid collection costs, and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis, that is by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

CREDIT FACILITY.  Lender has approved a Revolving Facility to Borrower in a principal amount not to exceed the face amount of this Note.  The credit facility is in the form of advances made from time to time to Borrower as more particularly described in the Loan Agreement.  This Note evidences the Borrower’s obligation to repay those advances.  The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank but shall not exceed the face amount of this Note.  Until Maturity, the Borrower may borrow, pay down and reborrow under this Note.

PREPAYMENT.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest; rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  In the event Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  The Leaders Bank, Post Office Box 3516 Oak Brook, IL 60522-3516.

LATE CHARGE.  If a payment is ten (10) days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT.  Upon an Event of Default, including failure to pay upon final maturity, the interest rate on this Note shall be immediately increased by adding a 4.000 percentage point margin to the stated interest rate (“Default Rate”).  Upon an Event of Default, interest shall accrue at the Default Rate on all amounts owed hereunder and shall be immediately due and payable.  In no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Loan Agreement Default.  The occurrence of an Event of Default under the Loan Agreement or any Loan Document.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and such failure shall continue for a period of fifteen (15) days.

Default In Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  The commencement of foreclosure or forfeiture proceedings against any collateral securing the loan, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender; provided, however, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity to reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding in an amount determined by Lender, in its sale discretion, as being an adequate reserve or bond for the dispute.

Insufficient Market Value of Securities.  Failure to satisfy Lender’s requirement set forth in the Insufficient Market Value of Securities section of the Amended and Restated Commercial Pledge Agreement, dated as of even date herewith, by and among Borrower, Lender and ALS Ventures, LLC.

Events Affecting Guarantor.  Any of the preceding events occurs with respect the Guarantor or any other guarantor, endorser, surety, or accommodation party of any of the indebtedness or the Guarantor or any other endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of fifty one percent (51%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition.

LENDER’S RIGHTS.  Upon an Event of Default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Note upon any Event of Default.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

REMEDIES.  In addition to its rights and remedies provided for herein, Lender shall have all the rights and remedies provided under the Loan Agreement, the other Loan Documents and/or applicable law.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Note, the Loan Agreement, any of the Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower, after Borrower’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Illinois.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of DuPage County, State of Illinois.

CONFESSION OF JUDGMENT.  Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear in any court of record and to confess Judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal.  If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney.  Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.  No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.  Borrower hereby waives and releases any and all claims or causes of action which Borrower might have against any attorney acting under the terms of authority which Borrower has granted herein arising out of or connected with the confession of judgment hereunder.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future; provided, however, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL.  Borrower acknowledges that this Note is secured by the Security Agreement as defined in the Loan Agreement, and any other security, pledge or collateral agreement executed by Borrower or other party for the benefit of Lender.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note may be requested orally by Borrower or as provided in this paragraph.  All oral requests shall be confirmed in writing on the day of the request.  All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following person or persons are authorized to request Advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority:  John L. Flavin, Michael T. Flavin, and Michael Cogan.  Borrower agrees to be liable for all sums either:  (1) advanced in accordance with the instructions of an authorized person or (2) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

USA PATRIOT ACT NOTICE.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub, L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

RENEWAL AND EXTENSION.  This Note amends and restates, but does not extinguish the indebtedness evidenced by, the Original Note.  The indebtedness evidenced by the Original Note is continuing indebtedness evidenced by this Note, and nothing contained herein shall be deemed to constitute a repayment, settlement or novation of the Original Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFICATION OF INACCURATE INFORMATION REPORTED TO CONSUMER REPORTING AGENCIES.  Borrower agrees to notify Lender if any information reported by Lender to a consumer reporting agency regarding the account of Borrower is inaccurate.  Borrower’s written notice describing the specific inaccuracy(ies) should be sent to the Lender at the following address: The Leaders Bank P.O. Box 3516 Oak Brook, IL 60522-3516.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note, and Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly slated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Lender’s security interest in the collateral, and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

ILLINOIS INSURANCE NOTICE.  Unless Borrower provides Lender with evidence of the insurance coverage required by Borrower’s agreement with Lender, Lender may purchase insurance at Borrower’s expense to protect Lender’s interests in the collateral.  This insurance may, but need not, protect Borrower’s interests.  The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the collateral.  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by their agreement if Lender purchases insurance for the collateral.  Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Borrower’s total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower’s own.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

[SIGNATURE PAGE FOLLOWS]

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ADVANCED LIFE SCIENCES, INC.

By:	/s/ John L. Flavin
John L. Flavin, President of
Advanced Life Sciences, Inc.